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Exhibit 23.3

     [Mauldin & Jenkins, LLC Letterhead]

CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement of Main Street Banks, Inc. on Form S-3 of our report, dated March 14, 2001, relating to the financial statements of Walton Bank & Trust for the three years ended December 31, 2000, included in the Current Report on Form 8-K of Main Street Banks, Inc dated May 14, 2001.

                      /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
May 29, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS